                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)

                    of the Securities Exchange Act of 1934


Filed by the Registrant 			                 [ x ]

Filed by a Party other than the Registrant 	[   ]

Check the appropriate box:

     [    ]  	Preliminary Proxy Statement
     [    ]  	Confidential, for Use of the Commission Only (as permitted by
              Rule 14a6(e)(2))
     [ x  ] 	 Definitive Proxy Statement
     [    ]  	Definitive Additional Materials
     [    ]  	Soliciting Material Pursuant to Section 240.14a-11(c) or Rule
              14a-12

                           THE CASTLE GROUP, INC.
             (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

     [    ] 	No fee required.
     [    ] 	Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             and 0-11:

(1)  	Title of each class of securities to which transaction applies:

(2)  	Aggregate number of securities to which the transaction applies:

(3)  	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  	Proposed maximum aggregate value of transaction:

(5)  	Total fee paid:

(6)   [  ] Fee paid previously with preliminary materials

      [  ] Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     	(1)  Amount Previously Paid:
     	(2)  Form, Schedule or Registration Statement No.:
     	(3)  Filing Party:
     	(4)  Date Filed:

                          THE CASTLE GROUP, INC.
                               (letterhead)

6 March 2000

Dear Shareholder

Enclosed is a package of information about our company The Castle Group, Inc. and the upcoming Annual Shareholders Meeting to be held on March 31, 2000. In this package you will find a Proxy, Notice of Annual Meeting, Proxy Statement and our Annual Report for the year ended July 31, 1999. Of particular importance is the Proxy which we request that you sign, date and return to us as soon as possible.

We are not happy to send you financial information that illustrates a loss for the fiscal year ending July 31, 2000. However, we are pleased to report that our Company continues to make substantial progress towards the establishment of a firm financial foundation based on a solid core of managed revenues. To achieve this end, we have focused our efforts on our critical properties and have opened our newest managed hotel in Guam.

The return of financial growth to the PacRim nationa is also helping the Company. While Hawaii has not yet seen the full impact of a healthier Asia, our efforts to establish a presence in Guam and Micronesia are beginning to pay off. Closer to the large Asian markets, Guam and Micronesia are beginning to reflect the impact of the Asian economic recovery and Castle's properties will share in this improvement.

Castle now has 3 properties outside of the US. Our international properties on Guam, Chuuk and Saipan will be expanded with the Byron Avenue Hotel in Auckland, New Zealand in 2001 when the hotel is completed. As we have said before, the Pacific Rim holds many opportunities for us and management is very excited about the future.

We are in the world's largest industry serving the world's most populous region. We continue to believe in the future and look forward to an exciting 2000 and beyond.

Regards,

THE CASTLE GROUP, INC.

/s/ Rick Wall

Rick Wall
Chairman and CEO

                            THE CASTLE GROUP, INC.

                          745 FORT STREET SUITE 1000

                           HONOLULU, HAWAII 96813


            NOTICE OF THE 2000 ANNUAL MEETING OF STOCKHOLDERS

Dear Castle Group Inc. Stockholders,

Enclosed for your perusal is important information concerning the upcoming Annual Shareholders Meeting to be held on March 31, 2000 at 1:30 p.m., HST, at the ballroom of the Waikiki Terrace Hotel, 2045 Kalakaua Avenue, Honolulu, HI 96815. The purpose of the meeting shall be to:

   1. To elect the directors of the Company for the ensuing year;

   2. 	Approval of an amendment to the Company's Articles of Incorporation to allow the issuance of other classes of equity;

   3. 	To ratify the appointment of PricewaterhouseCoopers, LLP as the
       Company's independent public accountants for the fiscal year ending July 31, 2000; and

   4.	To act upon such other matters as may properly come before the meeting.

Stockholders who are recordholders at the close of business on February 22, 2000 are entitled to notice of and to vote at the 2000 Annual Meeting.

In this package you will find the Proxy, Notice of Annual Meeting, Proxy Satement, and our Annual Report for the year ended July 31, 1999. Of particular importance is the Proxy which we request you sign, date and return to us as soon as possible. All stockholders are cordially invited to attend the meeting. The proxy is solicited by the Company's Board of Directors. The return of a proxy will not affect your right to vote in person if you attend the meeting.

If you wish to attend the 1999 Annual Meeting, but your shares are held in the name of a broker, trust, bank or other nominee, please bring a proxy from the broker, trustee, bank or other nominee with you to confirm your beneficial ownership of the shares.

                                         		By Order of the Board of
                                           Directors

                                         		/s/ Motoko Takahashi
                                           -------------------------
                                         		Motoko Takahashi
                                         		Corporate Secretary

Honolulu, Hawaii
March 6, 2000

                             THE CASTLE GROUP, INC.
                         745 FORT STREET, TENTH FLOOR
                            HONOLULU, HAWAII 96813


                               	PROXY STATEMENT

This Proxy Statement and the enclosed Proxy are being mailed to holders of shares of the Company's common stock in connection with the solicitation of proxies by the Company's board of directors for the 2000 Annual Meeting of Shareholders to be held on Friday, March 31, 2000, and any adjournments thereof. Proxies are solicited to give all shareholders of record at the close of business on February 22, 2000 an opportunity to vote on matters that come before the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

Solicitation of Proxies may be made by mail, personal interview, telephone or facsimile transmission by officers, directors and regular employees of the Company. All costs of solicitation will be borne by the Company. This Proxy Statement, including the Notice of Meeting, will be mailed to shareholders beginning on March 7, 2000.

When your Proxy is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed Proxy. If your Proxy is signed and returned without specifying choices, the shares will be voted as recommended by the directors. Abstentions are voted neither "for" nor "against," but are counted in the determination of a quorum.

If you wish to give your proxy to someone other than the persons whose names appear on the enclosed Proxy, all three names must be crossed out and the name of another person or persons (not more than three) inserted. The person or persons representing you must present the signed Proxy at the meeting. You may revoke your Proxy at any time before it is voted at the meeting by executing a later dated Proxy, by voting by ballot at the meeting, or by filing an instrument of revocation with the Corporate Secretary at the above address.

Your vote is important. Accordingly, you are urged to sign and return the enclosed Proxy whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

On July 31, 1999, there were 5,407,031 shares of common stock outstanding. Only shareholders of record at the close of business on February 22, 2000 are entitled to notice of and to vote at the meeting or any adjournments thereof. Each shareholder is entitled to one vote for each share of common stock held on the record date with respect to each matter properly brought before the meeting.

                            PROPOSAL NUMBER 1
                         	ELECTION OF DIRECTORS

Nominees:

The Board of Directors has designated the following nominees for election as directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected or appointed:

            DIRECTORS          		    AGE   	  DIRECTOR SINCE
            -------------------     -----    ----------------
          		Rick Wall         		     56      	    	1985
            Hideo Nomura             48          		1993
            Ryoji Takahashi          59          		1993
            Noboru Sekiguchi         72          		1998
            John G. Tedcastle        66          		1993
            Motoko Takahashi         55          		1995
            Judhvir Parmar           64          		1998
            Stanley Y. Mukai         67          		1998
            Edward Calvo, Sr.        63          		1998
            Roy Tokujo			            59			         n/a
            Roger K. Moses		         58		  	       n/a

A description of the business experience of each of the nominees is set forth in the section entitled "Directors and Executive Officers."

The persons names in the Proxy intend to vote for the election of the nominees listed above unless otherwise instructed on the Proxy. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the Proxy. Directors will be elected by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote.

Board of Directors

The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company. In accordance with corporate legal principles, the Board is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussions with the Company's officers, by reviewing analyses and reports sent to them, and by participating in board meetings.

The Board of Directors held two meetings during the fiscal year ending July 31, 1999. The attendance at the board meeting was 75% and 73% respectively.

Compensation of Directors

The Company does not have any present arrangements regarding compensation of directors for services as a director, or for attendance at meetings of the Board of Directors or for participation on committees or other special assignments. The Board of Directors may adopt resolutions providing for reasonable compensation for participation in committees or special assignments and reimbursement for reasonable expenses incurred in attending any meeting of the Board of Directors. No compensation for service as a director is presently contemplated.

There were no arrangements pursuant to which any director of the Company was compensated during its most recent fiscal year for service provided solely as a director, or for attendance at any meeting of the board of directors.

The Board Of Directors Recommends That The Shareholders Vote "For" Each Of The Nominees Listed Above.

                             PROPOSAL NUMBER 2
           APPROVAL TO AN AMENDMENT TO ARTICLES OF INCORPORATION


Background

The Articles of Incorporation of the Company provide for the issuance of one class of stock. The Board is proposing to authorize the issuance of other classes of Corporate Equity in order to assist the Company in raising capital which will be used to fund the expansion of the Company in the Pacific Basin and for working capital purposes.

Subject to shareholder approval, the Board of Directors will ratify the issuance of Preferred Stock which has been sold through private placements with various high net worth and sophisticated individual investors. The Company signed a lease for an upscale hotel that is being developed in Guam which partially opened for business in October of 1999. Under the terms of the lease, the Company is required to fund to the developers a lease deposit and to fund the initial supplies inventory of the hotel. As of July 31, 1999, the Company had sold $855,000 worth of Preferred Stock and the funds were used for working capital purposes associated with the Company's startup operations for the Guam hotel.

Preferred Stock

The Company intends to authorize the issuance of up to 50,000 shares of $100 par value redeemable preferred stock to in private placements. Dividends are to be cumulative from the date of original issue and will be payable semi-annually, beginning July 15, 1999 at a rate of $7.50 per annum for each share. These shares are nonvoting and are convertible into the Company's Common Stock at the rate of $3 per share, meaning that one share of Preferred Stock would be convertible into 33.33 shares of Common Stock. On January 15, 2001, the redeemable preferred stock will be redeemable at the option of the Company at a redemption price of $100 per share plus accrued and unpaid dividends. The Preferred Stock shall have preference over Common Stock in the event of dissolution of the Company.

Amendment to Articles of Incorporation

The Board of Directors has proposed an amendment to the Articles of Incorporation of The Castle Group, Inc. to authorize the Board of Directors to issue other classes of Corporate Equity. The following section is the proposed amendment to the Articles of Incorporation:

                                 Article IV

"The Corporation is authorized to issue Common Stock and, as approved by the Board of Directors, other classes of equity, as follows:

   	The Board is authorized to issue a total of twenty million shares of Common Stock,fully diluted, at $.02 par value, and when issued shall
    all have unlimited voting rights	and be entitled to participate in
    the net assets of the Corporation on dissolution; and

   	Other classes of Corporate Equity providing that such issuance does not impact the rights and privileges of the Common shareholders or provide the circumstances by which the total number of issued Common Shares shall exceed the authorized limit."

Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote. Unless otherwise indicated, the persons named in the Proxy will vote all proxies in favor of amending the Articles of Incorporation of the Company.


The Board Of Directors Recommends That The Shareholders Vote "For" the Approval of the Amendment to the Aricles of Incorporation of the Company.

                             PROPOSAL NUMBER 3
                  	RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected Pricewaterhouse Coopers LLP as the auditors of the Company for the current fiscal year. Ratification of the selection of auditors would require a majority of the votes cast thereon. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the result of the vote. Unless otherwise indicated, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of auditors.

The Company engaged PricewaterhouseCoopers, LLP (formerly Coopers & Lybrand, L.L.P.) on September 15, 1999, to audit the Company's financial statements for the year ending July 31, 1999.


The Board Of Directors Recommends That The Shareholders Vote "For" Ratification Of The Selection Of Pricewaterhousecoopers LLP As The Company's Auditors.

Directors And Executive Officers

The following table sets forth certain information concerning the directors and executive officers of the Company as of February 29, 2000. Except as otherwise stated below, the directors will serve until the next annual meeting of stockholders or until their successors are elected or appointed, and the executive officers will serve until their successors are appointed by the Board of Directors.

  	 Name               	   Age    	                Position
-----------------------    ---       --------------------------------------

Rick Wall                   56      	Chief Executive Officer, Director and
                                   		Chairman of the Board

John G. Tedcastle     		    66      	Vice Chairman of the Board and Director

Thomas Blankley Jr.         46      	Vice President Finance

Hideo Nomura          		    48      	Director

Ryoji Takahashi       		    59      	Director

Motoko Takahashi       	    55      	Secretary and Director

Michael S. Nitta      		    40      	Chief Financial Officer

Alan R. Mattson       		    43      	Senior Vice President, Sales & Marketing

Judhvir Parmar        		    64      	Director

Steve Townsend        		    45      	Sr. Vice President, Operations

Stanley Mukai         		    67      	Director

Edward Calvo Sr.      		    63      	Director

Noboru Sekiguchi       	    72      	Director


RICK WALL. Mr. Wall was appointed the Company's chief executive officer and chairman of the board upon consummation of the Castle Plan. Mr. Wall was instrumental in the formation of Castle Group Hawaii, the negotiation and consummation of the Castle Plan and the acquisition of KRI. He was the president, director and founder of Castle Group Hawaii. During the past six years, Mr. Wall has been the managing director of HBII, which owns 62% of the Hanalei Bay Resort. Mr. Wall has been elected to the board of directors of the Hawaii Visitors and Convention Bureau.

JOHN G. TEDCASTLE. Mr. Tedcastle was appointed as a director of the Company in November 1993. Mr. Tedcastle is experienced in the travel and hotel industry, having been involved for several years as part owner and developer of an eleven-property hotel chain in New Zealand. He has also been a senior partner in a prominent law firm in Auckland, where he specialized in property, financing and general business law. Mr. Tedcastle is also the owner/operator of the Takapuna Golf course in Auckland, New Zealand, where he resides.

THOMAS BLANKLEY, JR. Mr. Blankley was appointed Vice President of Finance in September 1998. Prior to joining the Company, Mr. Blankley was President of PAHIO Vacation Resorts, Inc., Hawaii's largest timeshare sales and marketing company. A native of New York, Mr. Blankley was a Managing Director for Merrill Lynch in Tokyo and Drexel Burnham Lambert in London before moving to Hawaii in 1988. Mr. Blankley is currently a resident of Hawaii.

HIDEO NOMURA. Mr. Nomura was appointed as a director of the Company in November, 1993. Mr. Nomura is president of Nomura Holdings and of Nomura Hitchcock Corporation, Ltd., a property related investment and consulting firm based in Tokyo, Japan, and has held this position since 1987. Mr. Nomura is the operational executive of the Marina del Rey Residential Development in California, and was the manager of Mitsui & Company (N.Z.) Ltd. for five years until 1987. Mr. Nomura is a resident of Japan.

RYOJI TAKAHASHI.    Mr. Takahashi was appointed as a director of the Company
in November 1993. Mr. Takahashi, a resident of Japan, has, for over thirty years, been a substantial principal of Nichiman Kosan, a corporation that specializes in coordinating the installation of air conditioning and sound control systems in commercial buildings and subcontracts with over 300 companies. He is also the major stockholder of Nikkankyo Group, which consists of six independent companies and has over five hundred employees. Mr. Takahashi is a graduate of Hosei University in Tokyo, Japan, where he majored in economics and resides in Japan.

MOTOKO TAKAHASHI. Ms. Takahashi is the sister of Ryoji Takahashi and was appointed secretary of the Company in August of 1994 and as director in March of 1995. Ms. Takahashi had previously served as director for various Japanese investment companies in the United States. She also holds the position as Vice President of N.K.C. Hawaii, Inc. Ms. Takahashi was born and completed her education in Tokyo, Japan and has resided in the United States for more than 30 years.

MICHAEL S. NITTA. Mr. Nitta joined the Company in November 1993 following the acquisition of KRI, Inc. Prior to joining the Company, Mr. Nitta served as secretary and treasurer of KRI. Mr. Nitta was instrumental in the formation of KRI Inc. and the acquisition of Hawaiian Pacific Resorts in 1987 from its former founders. Prior to the formation of KRI, Inc. Mr. Nitta served as secretary and treasurer of Hawaiian Pacific Resort Hotels Inc. from 1982. Born and residing in Hawaii, he is a graduate of the University of Hawaii and holds a Masters of Accounting Degree.

ALAN R. MATTSON. Mr. Mattson has over 20 years of experience of marketing and sales in the tourism industry. Mr. Mattson joined the Company in September of 1999 and was formerly vice president of sales and marketing for Dollar Rent a Car, responsible for all sales and marketing efforts for Hawaii, Asia and the Pacific. Prior to Dollar Rent a Car, Mr. Mattson was director of marketing for Avis Car Rental, operating out of the Avis worldwide headquarters in New York. Mr. Mattson also has seven years of sales and marketing experience with Hilton Hotels Corporation, performing in a variety of senior level sales and marketing positions in Hawaii and the domestic United States. Mr. Mattson resides in Honolulu, Hawaii.

JUDHVIR PARMAR. In 1996, Mr. Parmar was appointed to the board of directors. Mr. Parmar was formerly Senior Vice President of Investment Operations for International Finance Corporation ("IFC"), a wholly owned subsidiary of the World Bank. IFC was responsible for all private sector operations of the World Bank. A specialist in project corporate finance, Mr. Parmar was with IFC for more than twenty years and was responsible for the worldwide investment program at IFC. In August 1993, Mr. Parmar retired from IFC to form his own consulting company. Mr. Parmar resides in Washington, D.C.

STEVE TOWNSEND. Mr. Townsend joined the Company in July 1997 and has 23 years of hotel and resort management experience. During his career he has held numerous senior management positions with resort and hotel management companies. Prior to joining the Company, Mr. Townsend was director of operations for Interstate Hotels prior to a one-year assignment entailing rebuilding and re-opening a hurricane damaged resort in the Virgin Islands. Prior to Interstate, Mr. Townsend spent 8 years with Village Resorts. Mr. Townsend is a graduate of the Hotel and Restaurant Administration School at Florida State University. Mr. Townsend resides in Hawaii.

STANLEY MUKAI. Mr. Mukai is a graduate of the Harvard Law School and a partner in the law firm of McCorriston Miho Miller Mukai located in Honolulu, Hawaii. His expertise is in the area of taxation and Mr. Mukai has held various positions such as Advisory Board Member, Hawaii Tax Institute; Trustee, Tax Foundation of Hawaii; Co-Chairman, Tax Subcommittee, American Bar Association; Chairman, Tax Subcommittee on U.S. District and Portfolio Investment by Foreigners; and Chairman, Section of Taxation, Hawaii Bar Association.

NOBURU SEKIGUCHI. Mr. Sekiguchi is a graduate of Waseda University and is a Director and controller of Nikkankyo Group, which is the parent company of N.K.C. Hawaii. He has worked for Toyo Menka Company, one of the leading trading companies in Japan for forty years as a financial officer. Mr. Sekiguchi resides in Japan.

EDWARD CALVO, SR. Mr. Calvo is vice president of Calvo Enterprises, Inc., a conglomerate of ten businesses with fifteen hundred employees. They are the largest private employer on Guam. Mr. Calvo has served as a Senator in the Guam legislature and is currently the Board Chairman of the Guam Waterworks Authority. Mr. Calvo resides in Guam.

ROY TOKUJO  Mr. Tokujo is a new Nominee to serve on the Board of Directors.
Mr. Tokujo is a 40 year veteran of the hotel, restaurant and entertainment business in Hawaii and is currently the president and chief executive officer of Cove Entertainment, Inc. Mr. Tokujo is a graduate of Michigan State and his professional experience includes terms with the Ilikai Hotel, Polynesian Hotel, Pagoda Hotel and Floating Restaurant, Orchid Isld Hotel, Paradise Cove Luau and Magic of Polynesia. In 1998, Mr. Tokujo created another venture, Lahaina Myth & Magic Theatre, Inc., a $10.5 million 700-seat theatre and stage production. Mr. Tokujo has also served as acting president and chairman of the board of the Hawaii Visitors & Convention Bureau. He is currently a board member of the Hawaii Tourism Authority, a State of Hawaii agency that controls and directs a $60 million annual budget to promote tourism for Hawaii. Mr. Tokujo resides in Hawaii.

ROGER MOSES. Mr. Moses is a new Nominee to serve on the Board of Directors. Mr. Moses is a non-executive director of Harts Reeves Moses & Company Limited. He is one of New Zealand's most experienced financial and investment planners and has been involved in most facets of the investment industry. Mr. Moses is a past chairman of the Financial Planners and Insurance Advisors Association and is a former member of the Association's Board of Trustees. In addition he is a Certified Financial Planner. Mr. Moses was also chairman of the IAFP Professional Development Foundation and became a life member of the IAFP in 1995. He has also co-authored four successful books on investment and financial planning: "Making Money Made Simple", "Making More Money", "Living Well in Retirement" and "Getting it Together". Mr. Moses resides in Auckland, New Zealand.

Family Relationships

Motoko Takahashi is the sister of Ryoji Takahashi. There are no other relationships between the directors and officers of the Company.

Executive Compensation

The following table shows for the fiscal year ended July 31, 1999, the aggregate annual remuneration of each of the three highest paid persons who were executive officers or directors of the Company and the executive officers and directors as a group. Mr. Townsend's compensation includes the issuance of 22,500 unregistered shares of the Company's common stock.

Name of Individual      	  Capacities in which renumeration    		Aggregate
or identity of group                was received    		         Renumeration
-----------------------    --------------------------------    -------------
Rick Wall                		Chairman of the Board and           		$120,000
                       		  Chief Executive Officer
Steve Townsend            	Senior Vice President              	 	$148,125
Michael Nitta            		Chief Financial Officer              	$ 90,000
Thomas Blankley, Jr.      	Vice President Finance              		$ 90,000

Employment Contracts

The Company has entered into written employment contracts with Mr. Nitta, effective as of November 1, 1993 and Mr. Townsend effective as of July 31, 1997. Other than Mr. Nitta, Mr. Townsend, the Company has entered into no employment contract with any director or executive officer.

The above-mentioned employment agreements are for five years and provide for a base salary, to be increased annually by a percentage no less than the increase in the Honolulu Consumer Price Index for the preceding twelve months. Under their respective employment agreements, the current base salary Mr. Nitta is $120,000 per year. However, Mr. Nitta has agreed to reduce his base salary for the current fiscal year to $90,000. The current base salary for Mr. Townsend is $100,000. The employment agreements further provide for paid vacation; a monthly automobile allowance; an annual performance bonus potential of up to 15% of the base salary (up to 20% for Mr. Nitta), depending upon attaining pre-determined goal criteria; membership in a pension plan (not yet established) that would contribute the equivalent of 10% of base salary annually; a business development bonus (which has been waived in the past and current fiscal years); membership in a 401(k) plan; and full medical, dental and disability insurance. Mr. Townsend was awarded a performance bonus of $15,000 of which $8,750 was paid during the fiscal year ended July 31, 1999 with the balance paid during the fiscal year ended July 31, 2000. Mr. Nitta has deferred any performance bonuses for the fiscal year.

The employment agreements contain a "change-in-control" provision which gives each of the employees under contract the right, upon the occurrence of a "change-in-control," to terminate their employment and receive as severance pay the total compensation remaining to be paid under the agreement as of the date of such termination or the total compensation for three years following the date of termination, whichever is greater. The term "change-in-control" is defined in each agreement as the date when persons other than the shareholders of record on the date of commencement of the term of such agreement become the beneficial owner of 51% of the Company's voting stock.

Long Term Incentive Plans

On July 31, 1999, the Company awarded Mr. Townsend 22,500 shares of unregistered and restricted common stock as a bonus. No other options, awards, options or stock appreciation rights or long term incentive plan awards were issued or granted to the Company's management during the fiscal year ending July 31, 1999.

The Company has a 401(k) profit sharing plan generally available to all of its employees. Under the terms of the plan, the Company is required to match 100% of the amounts contributed by participants through payroll deductions, up to a maximum of 1% of their compensation. Any employee with one year of service who is at least 21 years of age is eligible to participate.

Stock Plans

The Company's stockholders have approved a 1995 Stock Option Plan for the purposes of: (i) attracting and retaining employees, executive management and key employees with ability and initiative; (ii) providing incentives to those deemed material to the success of the Company; and (iii) attaining a common interest for these individuals to coincide with the interests of the Company and its shareholders. A total of 1,000,000 shares of common stock have been reserved for issuance under the Plan. No stock grants were issued for the years ended July 31, 1995 through July 31, 1999.

The Company's stockholders have approved a 1995 Stock Purchase Plan for the purposes of providing an employee benefit that will allow employees of the Company to purchase shares of common stock at a discount of 15% of the fair market value of the stock. A total of 500,000 shares of common stock has been reserved for issuance under the Plan. As of July 31, 1999, the Stock Purchase Plan had not been instituted.

Options, Warrants And Rights

In May 1994, the Company entered into a Common Stock Purchase Warrant with Van Kasper and company for services provided. The Warrant is for 25,000 shares exercisable on or before May 12, 1994 for a price of $1.25 per share. In May of 1999, the warrants were exercised on a net basis, resulting in the issuance of 12,244 shares of the Company's common stock.

In May, 1997, The Company, as part of a renegotiation of its reservation services agreement, granted to Hawaii Reservations Center Corp. an option to purchase 50,000 shares of the Company's common stock at a price of $2.00 per share. The option may be exercised between May 21, 1997 and May 20, 2002. Hawaii Reservations Center Corp. is a wholly owned corporation of Mr. Charles McGee, a former director of the Company. As of July 31, 1999, the option had
not yet been exercised.   Mr. McGee tendered his resigned as a member of the
board of directors on February 16, 1999.

In June 1998, certain individuals advanced a total of $375,000 to the Company in the form of a Promissory Note from the Company to the individual. The Notes specify that if the principle amounts are not returned to the individuals on or before March 31, 1999, then the entire principle balance shall be converted into common stock of the Company at a 50% discount of the then fair value of the Company's common stock. The notes were paid in full in March of 1999. The notes also provide for the issuance of a warrant to the individuals whereby the individual has the right to acquire 1 share of the Company's common stock for every $2.00 of funds advanced to the Company. The exercise price under the warrant agreements is $2.00 per share and the warrants may be exercised at any time between June 30, 1998 and June 29, 2003.

As of July 31, 1999, no warrants had been exercised by any of the holders. Mr. Judvhir Parmar, a director of the Company, advanced $175,000 of the $375,000 received and is therefore entitled to a warrant to purchase 87,500 shares of the Company's common stock.

In March and April of 1999, the Company issued 8,550 shares of $100 par value redeemable preferred stock to certain individuals and one director. Dividends are cumulative from the date of original issue and are payable semi-annually, beginning July 15, 1999 at a rate of $7.50 per annum per share. The preferred stock memorandum provided that upon certain tender offers to acquire substantially all of the Company's common stock, the holders of the redeemable preferred stock may require the shares be redeemed at a redemption price of $100 per share plus accrued and unpaid dividends. In December 1999, the Company, with the consent of the preferred stockholders, amended the preferred stock memorandum to eliminate the ability of the holders to redeem the shares. Accordingly, the preferred stock is classified in stockholders' equity with the quarterly filing on form 10-QSB for the three months ended October 31, 1999 as opposed to the mezzanine at July 31, 1999. At July 31, 1999, accrued dividends on these shares of $3,363 and is included in redeemable preferred stock in the accompanying consolidated balance sheet. As a result of the amendment to the preferred stock memorandum, dividends on the shares shall no longer be accrued and will instead be recorded when declared by the board of directors. These shares are also nonvoting and are convertible to the Company's common stock at $3 per share. As of January 15, 2001, the preferred stock is redeemable at the option of the Company at a redemption price of $100 per share plus accrued and unpaid dividends. Mr. Judvhir Parmar purchased 1,000 shares of the preferred stock; Mr. Thomas Blankley, Jr. purchased 500 shares and family members of Mr. Thomas Blankley, Jr. purchased 1,250 shares.

Other than the warrants issued to the individuals who advanced funds to the Company, the option granted to Hawaii Reservations Center Corp. and the redeemable preferred stock, there were no outstanding options, warrants or rights to purchase common stock held by any of the officers or directors of the Company or its principal shareholders.

Management And Others Interests In Certain Transactions

The Hanalei Bay Resort is a 134-unit condominium located in Princeville, Kauai, Hawaii. HBII was formed through the efforts of HBII Management Inc., owned by Mr. Wall, with the following partners: Siam Commercial Bank; Voyage Fourteen Ltd., owned by John G. Tedcastle; L.C.C. Management, Inc., owned by Judhvir Parmar; Nomura Firm and Nomura Holdings, owned by Hideo Nomura and Don Nomura. In 1988 HBII made an offer to purchase all 134 units of the Hanalei Bay Resort and eighty-six owners accepted the offer. HBII elected to form its own management company and entered into a management contract with Castle Group Hawaii, which was one of the assets acquired by the Company pursuant to the Castle Plan. Under terms of the management contract between HBII and Castle Group Hawaii and as acquired by the Company, the Company is required to provide full management, including sales, supervision of staff, accounting and maintenance. Mr. Tedcastle and Mr. Hideo Nomura were elected to serve on the board of directors of the Company following completion of the Castle Plan. Mr. Parmar was appointed interim director in November 1995. Mr. Parmar is a general partner of HBII and is the owner of L.C.C. Management, Inc., which is the holder of approximately 10% of the Company's common stock (see "Share Ownership of Certain Beneficial Owners"). Nichiman International later became an investor in HBII and Nichiman International s owner, Mr. Ryoji Takahashi was appointed as a director of the Company. In March of 1995, Mr. Takahashi's sister, Ms. Motoko Takahashi, was appointed Secretary and director of the Company. In March of 1997, Mr. Michael Nitta was appointed Assistant Vice President of HBII Management, Inc. Until the date that HBII sold its principal asset, the Hanalei Bay Resort, Mr. Wall received a monthly retainer from HBII.

In March of 1999, HBII sold its principal asset that consisted of 85 condominium units in the Hanalei Bay Resort. Upon the closing of the sale, the Company received $468,000 that was applied to the $435,000 note receivable and accrued interest due from HBII (see Note 3 to the Consolidated Financial Statements). The funds received by HBII upon the closing of the sale were insufficient to make full payment to the Company for its accounts receivable balance. Under the terms of the sale, in addition to the sale proceeds to be received, the current HBII partners shall share in the future cashflows generated by timeshare sales of the units located within the Hanalei Bay Resort, after certain secured and preferential payments are made. HBII shall make payments to the Company through the funds received from the future cashflows generated by the timeshare sales of the Hanalei Bay Resort units
(see Note 2 to the Consolidated Financial Statements). Although no assurances can be given, management is confident that the future sales will be made and that the Company shall receive payment in full of its accounts receivable balance from HBII. Certain members of the Board of Directors of the Company have a direct or indirect financial interest in HBII.

Management believes that the terms of the management contract between the Company and HBII were on terms that were no less favorable to HBII or the Company than those that are negotiated with other owners not affiliated with the Company.

On August 1, 1994, the Company entered into a contract with HRCC (as described in section "Plan of Operations" Item 6, Part II, and incorporated herein by reference), a company owned and controlled by Charles M. McGee, a former director of the Company. It is management's belief that the contract with HRCC are on terms which are no less favorable than those which could be negotiated with companies not affiliated with the Company, however, in May of 1997, the Company renegotiated its contract with HRCC with regard to the fees charged. Under the renegotiated agreement, the fees paid to HRCC shall be based upon the monthly room revenues of the properties managed by the Company, subject to a minimum monthly fee. Management believes, although no assurances can be given, that the Company shall enjoy lower reservations costs under the new agreement.

Except for the Castle Plan, the HBII Plan, the employment contracts and other matters described in "Remuneration of Officers and Directors," the HBII management contract, the issuance of warrants and preferred stock described in "Options Warrants and Rights" and the HRCC contract, there were no transactions or proposed transactions during 1998 and 1999, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $50,000 and in which any director or executive officer, or any shareholder who is known to the Company to own of record or beneficially more than 10% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a direct or indirect material interest.

Share Ownership Of Certain Beneficial Owners

The following table sets forth the number of shares of the Company's common stock beneficially owned as of July 31, 1999 by: (i) each of the three highest paid persons who were officers and directors of the Company, (ii) all officers and directors of the Company as a Group, and (iii) each shareholder who owned more than 10% of the Company's Common Stock, including those shares subject to outstanding options.

                          	 	  Beneficially             	  Shares %
 Name and Address         				  Owned  (1)   		          of Class (2)
--------------------------     ------------              ------------
Rick Wall
745 Fort Street
Honolulu, HI 96813              815,000(3) 	          	       14%

John G. Tedcastle
745 Fort Street
Honolulu, HI 96813              525,000(5)            	        9%

Hideo Nomura
745 Fort Street
Honolulu, HI 96813   		 		      525,000               	        9%

L.C.C. Management Inc.
745 Fort Street
Honolulu, HI 96813        	     645,833(6)                    11%

N.K.C. Hawaii, Inc.
745 Fort Street
Honolulu, HI 96813     					    900,000(7) 	           	      15%
Thomas S. Blankley, Jr.
745 Fort Street
Honolulu, Hawaii 96813    		    141,667(4) 		                  2%

Michael S. Nitta
98-1722 Halakea St.
Aiea, Hawaii 96701     	 			     45,500                 	     <1%

Steve Townsend
745 Fort Street
Honolulu, Hawaii 95813  				     22,500      	     	          <1%

Directors and officers as
a group (12 persons)		        3,772,500       	         	     64%

(1)	Except as otherwise noted, the Company believes the persons named in the table have sole voting and investment power with respect to the shares of the Company's common stock set forth opposite such persons names. Amounts shown include the shares issuable pursuant to various stock options, warrants and convertible Preferred Stock exercisable in 1999.

(2)	Determined on the basis of 5,929,531 shares outstanding.  Amount includes shares issuable under certain stock options, warrants and convertible Preferred Stock exercisable as of July 31, 1999.

(3) Includes 375,000 shares held by HBII Management, Inc., which is owned and controlled by Mr. Wall.

(4)	Includes 25,000 shares issuable pursuant to warrants held by Mr. Thomas
    Blankley Jr. Includes 50,000 shares issuable pursuant to warrants held by the parents of Mr. Thomas Blankley Jr. Excludes 16,667 shares issuable pursuant to the conversion features of Preferred Stock held by Mr. Thomas Blankley Jr. Includes 50,000 shares issuable pursuant to the conversion features of Preferred Stock held by the family members of Mr. Thomas Blankley, Jr.

(5) Includes 525,000 shares held by The John Tedcastle Family Trust, of which Mr. John Tedcastle is trustee with control over voting rights.

(6) Includes 525,000 shares held by L.C.C. Management, Inc., a corporation owned and controlled by Ms. Janet Parmar, spouse of Mr. Judvhir Parmar, a director of the Company. Includes 87,500 shares issuable pursuant to warrants held by Mr. Parmar. Includes 33,333 shares issuable pursuant to redeemable preferred stock held by Mr. Parmar.

(7)	Includes 900,000 shares held by N.K.C. Hawaii, Inc. which is owned and controlled by the family of Mr. Takahashi

Compliance With Section 16(A) Under The Securities Exchange Act Of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons.

To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations during the year ended July 31, 1999, all Section 16(a) filing requirements applicable to Insiders were fulfilled.

                               OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the 2000 Annual Meeting other than those described in this Proxy Statement. If any other matters are properly brought before the 2000 Annual Meeting it is intended that the proxies will be voted in accordance with the best judgement of the person or persons who are entitled to vote such proxies.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to be considered for inclusion in next year's proxy statement, the Company must receive a shareholder proposal no later than August 31, 2000. Written requests for inclusion of a proposal should be addressed to:
Corporate Secretary, The Castle Group, Inc., 745 Fort Street, Tenth Floor, Honolulu, Hawaii 96813.


By order of the Board of Directors


                                                   /s/ Motoko Takahashi
                                                   MOTOKO TAKAHASHI
                                                   Corporate Secretary

PROXY

                           	THE CASTLE GROUP, INC.
                      	ANNUAL MEETING OF SHAREHOLDERS
                              	MARCH 31, 2000


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CASTLE GROUP, INC.

The undersigned hereby appoints Rick Wall, Motoko Takahashi, and John Tedcastle, or any one of them, proxies to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of The Castle Group, Inc. (the "Corporation") to be held on Friday, March 31, 2000, at
1:30 P.M. (HAWAII STANDARD TIME) AT WAIKIKI TERRACE HOTEL, 2045, KALAKAUA AVENUE, HONOLULU (WAIKIKI), HAWAII 96815, and any adjournments thereof, with all the powers and authority the undersigned would possess to vote and act if personally present, upon matters noted below and upon such other matters as may properly come before the meeting. The shares represented by this Proxy shall be voted as follows:

1.   To elect as directors the nominees listed below:

          Rick Wall
          John Tedcastle
          Ryoji Takahashi
          Hideo Nomura
          Motoko Takahashi
          Judhvir Parmar
          Noboru Sekiguchi
          Stanley Y. Mukai
          Edward Calvo, Sr.
          Roy Tokujo
          Roger K. Moses

[   ]  FOR all the foregoing nominees     [   ]  WITHHOLD AUTHORITY to vote for
                                       				      all the foregoing nominees

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE LISTED ABOVE, DRAW A LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THAT NOMINEE IN THE LIST ABOVE. UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT STRICKEN.

2.	To approve the Amendment to the Company's Articles of Incorporation giving the Board of Directors the authority to issue other classes of Corporate Equity.


    [   ] FOR                	[   ] AGAINST               	[   ]  ABSTAIN



NOTE:	  ANY SHARES NOT VOTED (WHETHER BY ABSTENTION, BROKER NON-VOTE, OR
OTHERWISE) WILL HAVE NO IMPACT ON THE VOTE. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE ALL PROXIES IN FAVOR OF AMENDING THE ARTICLES OF INCORPORATION OF THE COMPANY.

3.	To ratify the selection of PriceWaterhouseCoopers, L.L.P., as independent auditors for the Corporation for the fiscal year ending July 31, 2000.


   [   ] FOR                	[   ] AGAINST               	[   ]  ABSTAIN


NOTE:	  ANY SHARES NOT VOTED (WHETHER BY ABSTENTION, BROKER NON-VOTE, OR
OTHERWISE) WILL HAVE NO IMPACT ON THE VOTE. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE ALL PROXIES IN FAVOR OF RATIFYING THE SELECTION OF PRICEWATERHOUSECOOPERS, L.L.P. AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2000.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If any other business is transacted at the meeting, this Proxy shall be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote "FOR" each of the listed proposals. This Proxy is solicited on behalf of the Board of Directors of The Castle Group, Inc. and may be revoked prior to its exercise.

TO BE VALID, THIS PROXY MUST BE DELIVERED TO THE OFFICE OF THE CASTLE GROUP, INC. AT 745 FORT STREET, TENTH FLOOR, HONOLULU, HAWAII 96813 BY 4:30 P.M. ON MARCH 29, 2000. PROXIES TRANSMITTED BY FACSIMILE MAY BE SENT TO 808-521-9994.

Dated: March 7, 2000



                              ____________________________________
                              Signature(s) of Shareholder(s)

                              ____________________________________
                              Please Print Name(s)

                              ____________________________________
                              Signature(s) of Shareholder(s)

                              ____________________________________
                              Please Print Name

                              NOTE: Signature(s) should follow exactly the
            	                 name(s)  on  the  stock  certificate.  Executor,
                             	administrator, trustee or guardian should sign
                            		as such.   If more than one trustee,  all should
                            		sign.  ALL JOINT OWNERS MUST SIGN.

                   (Attached SEC Form 10K-SB for the year ended
                          July 31, 1999 as Annual Report)